Exhibit 10.1

WAIVER AND SIXTH AMENDMENT TO CREDIT AGREEMENT

This WAIVER AND SIXTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of March 14, 2008, among DEVCON SECURITY HOLDINGS, INC., a Florida corporation (“Holdings”), DEVCON SECURITY SERVICES CORP., a Delaware Corporation (“Services”), MUTUAL CENTRAL ALARM SERVICES INC., a New York corporation (“Mutual”), STAT-LAND BURGLAR ALARM SYSTEMS & DEVICES INC., a New York corporation (“Stat-Land”, together with Holdings, Services, and Mutual, are hereinafter referred to individually as a “Borrower” and collectively as “Borrowers”), and CAPITALSOURCE FINANCE LLC, as Agent (in such capacity, the “Agent”), for the Lenders parties thereto and as a Lender. All capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement described below.

W I T N E S S E T H:

A. Borrowers, Agent and Lenders have entered into that certain Credit Agreement dated as of November 10, 2005, as modified by that certain First Amendment to Credit Agreement, Master Reaffirmation and Joinder to Loan Documents, dated March 6, 2006, that certain Second Amendment to Credit Agreement dated as of April 11, 2006 and that certain Waiver and Third Amendment to Credit Agreement dated December 29, 2006 and that certain Waiver and Fourth Amendment to Credit Agreement dated May 10, 2007 and that certain Consent and Fifth Amendment to Credit Agreement dated September 25, 2007 (as amended hereby and as may from time to time be further amended, restated, supplemented or otherwise modified, the “Credit Agreement”), pursuant to which Agent and Lenders made Loans and other financial accommodations to Borrowers, subject to the terms and conditions set forth in the Credit Agreement, and have entered into the other Loan Documents.

B. Borrowers are not in compliance with the provisions of the Credit Agreement as a result of their failure to maintain the required Attrition Ratio for the periods ended December 31, 2007 and January 31, 2008 as required by Section 9.4 of the Credit Agreement and will not be in compliance with such covenant for the period ending February 29, 2008 (collectively, the “Noncompliance Matters”)

C. Borrowers have requested that Agent and Lenders amend the Credit Agreement as set forth herein, and Agent and the Lenders are, subject to the terms hereof, willing to amend the Credit Agreement.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, each of the undersigned hereby agrees as follows:

1.	Amendments to Credit Agreement.

(a) The following defined terms in Section 1 of the Credit Agreement are hereby amended by deleting such terms in their entirety and replacing them with the following:

“Applicable LIBOR Margin” shall mean 6.50%.

“Applicable Base Rate Margin” shall mean 5.00%

“Qualified Retail Multiple” means twenty-eight (28), provided, that, at any time the Attrition Ratio shall exceed the Attrition Ratio Threshold, the Qualified Retail Multiple may, in Agent’s sole discretion, be reduced to twenty-seven (27), provided, further, that, after any such reduction the Qualified Retail Multiple be increased to twenty-eight (28) upon the satisfaction of the following conditions: (i) the Attrition Ratio is equal to or less than the Attrition Ratio Threshold, (ii) Borrowers shall be in compliance with all of the covenants set forth in Section 9 hereof and (iii) Agent has received a written notice of Borrowers requesting that the Qualified Retail Multiple be increased to twenty-eight (28) and certifying the satisfaction of the conditions in (i) and (ii) above.

(b) The following defined terms are added in the appropriate alphabetical order to Section 1 of the Credit Agreement:

“Attrition Ratio Threshold” shall mean (a) 12.75% from the Sixth Amendment Effective Date through July 31, 2008, (b) 12.50% on or after August 1, 2008 through December 31, 2008 and (c) 12.25% on or after January 1, 2009 and thereafter,

“Sixth Amendment Effective Date” shall mean March 14, 2008.

(c) Section 2.4(a) of the Credit Agreement is hereby amended by such Section in its entirety and replacing it with the following:

(a) The Borrowers shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) the Base Rate plus the Applicable Base Rate Margin per annum, or (ii) at the election of Borrowers, the applicable LIBOR Rate plus the Applicable LIBOR Margin per annum, provided, however, that, notwithstanding any provision of any Loan Document, for the purpose of calculating interest hereunder (A) the Base Rate shall be not less than 6.00% and (B) the LIBOR Rate shall not be less than 3.00%.

(d) Section 2.4(b) of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with “(b) RESERVED.”

(e) Section 9.4 of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

9.4 Maximum Attrition Ratio.

Holdings and its Subsidiaries shall maintain on a consolidated basis, for the Fiscal Month for ending on the date set forth below, an Attrition Ratio of not greater than the percentage set forth opposite such date:

Date	Minimum Attrition Ratio
For the period beginning on the Sixth Amendment Effective Date and ending on July 31, 2008	13%
From August 1, 2008 and ending on December 31, 2008	12.75%
from January 1, 2009 and thereafter	12.50%

2.	Waiver. Effective as of the date hereof, upon satisfaction of the conditions set forth in Section 3 of this Agreement, the Agent and the Lenders waive the Noncompliance Matters to the extent such Noncompliance Matters constitute a Default or an Event of Default under the Credit Agreement or the other Loan Documents. Provided that each of the Borrowers complies with all of the requirements contained in this Amendment and the Loan Documents, the Agent and Lenders shall forbear from enforcing their respective remedies with respect to any Default or Event of Default deemed to have occurred as a result of the Noncompliance Matters. If at any time any of the Borrowers fails to comply with any of the requirements set forth herein or if any additional Default or Event of Default occurs under this Amendment, the Credit agreement or the other Loan Documents, Agent and Lenders may immediately commence, proceed or otherwise continue with any or all rights and remedies available under the Loan Documents, under applicable law or otherwise without demand or notice to any Borrower, but as among Agent and Lenders, subject to the provisions of the Credit Agreement with respect to exercising remedies. Lenders and Agent are entering into this Amendment as an accommodation to the Borrowers and the Borrowers remain bound to perform their respective obligations under the Loan Documents.

3.	Conditions. The effectiveness of this Amendment is subject to the following conditions precedent:

(a)	This Amendment shall have been delivered to Agent, duly authorized and executed and in form and substance reasonably satisfactory to Agent.

(b)	Agent shall have received all fees and expenses payable to it by Borrowers or any other Person pursuant to this Amendment or any other Loan Document, in connection herewith, including, without limitation, Agent’s reasonable attorneys’ fees and expenses in connection with the negotiation, documentation and execution of this Amendment.

(c)	Except as waived hereby, no Default or Event of Default under the Credit Agreement, as amended hereby, shall have occurred and be continuing.

4.	Representations and Warranties.

(a)	Each Borrower hereby confirms to the Agent and Lenders that the representations and warranties set forth in the Credit Agreement and each of the other Loan Documents, as amended by this Amendment, made by such Borrower are true and correct in all material respects as of the date hereof and shall be deemed to be remade as of the date hereof (except to the extent such representations and warranties (x) expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date, or (y) is qualified by materiality or has a Material Adverse Effect qualifier (in which case such representation or warranty shall be true and correct in all respects)).

(b)	Each Borrower hereby represents and warrants to the Agent and Lenders that: (i) it has full power and authority to execute and deliver this Amendment and to perform its obligations hereunder; (ii) upon the execution and delivery hereof, this Amendment shall be valid, binding and enforceable upon it in accordance with its terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights and laws relating to the availability of equitable remedies); (iii) the execution and delivery of this Amendment do not and shall not contravene, conflict with, violate or constitute a default under (A) the articles or certificate of incorporation, by-laws or other constituent documents of Borrower, if applicable, or (B) any applicable law, rule, regulation, judgment, decree or order or any material agreement, indenture or instrument to which it is a party or is bound or which is binding upon or applicable to all or any portion of it property; and (iv) no Default or Event of Default exists.

5.	Miscellaneous.

(a)	No Further Amendments; Ratification of Liability; Effect. Each of the Loan Documents shall remain in full force and effect in accordance with their respective terms. Each Borrower hereby ratifies and confirms its liabilities, obligations and agreements under the Loan Documents, as amended hereunder, and acknowledges that (i) it has no defenses, claims or set-offs to the enforcement by Agent or any Lender of such liabilities, obligations and agreements, (ii) Agent and each Lender have fully performed all of their respective obligations to such Persons which Agent or such Lender may have had or has on and as of the date hereof and (iii) by Agent’s execution hereof, neither Agent nor any Lender waives, diminishes or limits any term, condition or covenant contained in any of the Loan Documents.

Except as expressly set forth herein, nothing contained in this Amendment shall be deemed to be an amendment or modification of any provision of any Loan Documents or any right, power or remedy of Agent or Lenders, nor constitute a waiver of any provision of any Loan Document, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case whether arising before or after the date hereof or as a result of performance thereunder. This Amendment shall not preclude the future exercise of any right, remedy, power or privilege available to the Agent or Lenders, whether under the Loan Documents, at law or otherwise.

(b)	Successors and Assigns. This Amendment shall be binding upon each Borrower and its respective successors and assigns and shall inure to the benefit of Agent and each Lender and their respective successors and assigns.

(c)	Release. Notwithstanding any other provision of any Loan Document, each Borrower voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself (the “Releasing Party”), hereby fully and completely releases and forever discharges each Indemnified Person and any other Person or insurer which may be responsible or liable for the acts or omissions of any of the Indemnified Persons, or who may be liable for the injury or damage resulting therefrom (collectively, with the Indemnified Persons, the “Released Parties”), of and from any and all actions, causes of action, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, matured or unmatured, vested or contingent, that the Releasing Party has against any of the Released Parties as of the date of this Amendment (“Losses”), other than Losses resulting from the gross negligence or willful misconduct of the Released Party. Each Borrower acknowledges that the foregoing release is a material inducement to (a) Lender’s decision to enter into this Amendment, (b) Lender’s decision to extend to Borrowers the financial accommodations hereunder and has been relied upon by each Lender in agreeing to make the Advances and (c) CapitalSource Finance LLC’s decision to serve as Agent.

(d)	Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE CREDIT AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE CREDIT AGREEMENT.

(e)	Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Amendment.

(f)	Merger. This Amendment represents the final agreement of each Borrower with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or prior or subsequent oral agreements, between any of Borrowers on the one hand and Agent and the Lenders on the other hand.

(g)	Execution in Counterparts. This Amendment may be executed in any number of counterparts, including by facsimile transmission, and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been duly executed by each of the undersigned as of the day and year first set forth above.

DEVCON SECURITY HOLDINGS, INC., a Florida corporation

By:	/s/ Mark McIntosh
Name:	Mark McIntosh
Title:	CFO

DEVCON SECURITY SERVICES CORP., a Delaware corporation

By:	/s/ Mark McIntosh
Name:	Mark McIntosh
Title:	CFO

MUTUAL CENTRAL ALARM SERVICES INC., a New York corporation

By:	/s/ Mark McIntosh
Name:	Mark McIntosh
Title:	CFO

STAT-LAND BURGLAR ALARM SYSTEMS & DEVICES INC., a New York corporation

By:	/s/ Mark McIntosh
Name:	Mark McIntosh
Title:	CFO

CAPITALSOURCE FINANCE LLC, as Agent for the Lenders

By:	/s/ William C. Schmidt
Name:	William C. Schmidt
Title:	Director